Exhibit 23(c)



                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this registration statement of Reckson Service Industries, Inc. on Form S-8 of our report dated February 26, 1999, relating to the consolidated financial statements of Alliance National Incorporated, which appears in Reckson Service Industries, Inc., Form 8-K/A.





/s/ PricewaterhouseCoopers





New York, New York
April 28, 1999